FOR IMMEDIATE RELEASE

AEYE REPORTS SECOND QUARTER 2022 RESULTS

Company exceeded its financial expectations for the second quarter

Entrance into new markets and continued momentum with customers provide foundation for sustainable growth

Dublin, CA – August 15, 2022 — AEye, Inc. (Nasdaq: LIDR), a global leader in adaptive, high-performance lidar solutions, today announced its results for the second quarter ended June 30, 2022.

Blair LaCorte, Chief Executive Officer of AEye, said, “We achieved significant progress strengthening our platform to drive long-term growth and are pleased with our performance during the second quarter. Our industry leading technology, talented team, and strong reputation continue to position us as a leader in the lidar market. This momentum is reflected in the progress we are making in the auto market, as well as new market segments including our recent partnership with Booz Allen to support productization for defense applications.”

“While supply chain disruption and inflationary challenges continue to impact the industry and broader economy, we are confident that our innovative, capital-light, and high margin business model will enable us to achieve future growth. We remain encouraged with the traction we have gained, and are excited for what has yet to come,” concluded LaCorte.

Q2 2022 Financials

●	Revenue of $0.7 million in the second quarter of 2022.

●	GAAP net loss was $(26.5) million in the second quarter of 2022, or $(0.17) per share based on 157.3 million weighted average shares outstanding.

●	Non-GAAP net loss was $(19.8) million in the second quarter of 2022, or $(0.13) per share based on 157.3 million weighted average shares outstanding.

●	Cash, cash equivalents, and marketable securities were $125.8 million as of June 30, 2022. This excludes up to $123.6 million in available liquidity from our Common Stock Purchase Agreement.

Conference Call and Webcast Details

AEye management will hold a conference call today, August 15, 2022, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss these results. AEye CEO Blair LaCorte and CFO Bob Brown will host the call, followed by a question-and-answer session.

The webcast and accompanying slides will be accessible via the company’s website at https://investors.aeye.ai/.

The call is also accessible via telephone through the following details:

Dial in Information:

●	Participant Toll-Free Dial-In Number: 844-763-8274
●	Participant International Dial-In Number: 412-717-9224

About AEye

AEye’s unique software-defined lidar solution enables advanced driver-assistance, vehicle autonomy, smart infrastructure, logistics, and off-highway applications that save lives and propel the future of transportation and mobility. AEye’s 4Sight™ Intelligent Sensing Platform, with its adaptive sensor-based operating system, focuses on what matters most; delivering faster, more accurate, and reliable information. AEye’s 4Sight™ products, built on this platform, are ideal for dynamic applications which require precise measurement imaging to ensure safety and performance. AEye has a global presence through its offices in Germany, Japan, Korea, and the United States.

Non-GAAP Financial Measures

The non-GAAP measures provided in this press release should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP) in the United States. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. AEye considers these non-GAAP financial measures to be important because they provide additional insight into the Company’s on-going performance. The Company provides this information to investors for a more consistent basis of comparison and to help investors evaluate the results of the Company’s on-going operations, and to help enable more meaningful period-to-period comparison. Non-GAAP financial measures are presented only as supplemental information for the purpose of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP.

This presentation includes non-GAAP financial measures, including:

●	Non-GAAP net loss which is defined as GAAP net loss plus stock-based compensation, plus expenses related to filing Registration Statements on Form S-1, plus stock issuance costs, plus change in fair value of embedded derivative and warrant liabilities, less the gain on PPP loan forgiveness; and

●	Adjusted EBITDA which is defined as non-GAAP net loss plus amortization and depreciation expense, plus interest expense and other, less interest income and other, plus provision for income tax expense.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “continue,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “predict,” “plan,” “may,” “should,” “will,” “would,” “potential,” “seem,” “seek,” “outlook,” and similar expressions that predict or indicate future events or trends, or that are not statements of historical matters.

Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward looking statements included in this press release include statements about AEye’s products, the Company’s progress in commercialization, the potential of new market segments, and expected future results, among others. These statements are based on various assumptions, whether or not identified in this press release. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are very difficult or impossible to predict and will differ from the assumptions. Many actual events and circumstances are beyond the control of AEye. Many factors could cause actual future events to differ from the forward-looking statements in this press release, including but not limited to: (i) the risks that AEye’s entrance into new markets or continued end-market momentum will provide a foundation for sustainable growth to the extent anticipated or in the timeframe contemplated, or at all; (ii) the risks that the significant progress strengthening AEye’s platform to drive long-term growth will continue to the extent anticipated or in the timeframe contemplated, or at all; (iii) the risks that AEye’s technology will not lead the industry in the short or long term, or both, due to competition, internal challenges, or both, such that AEye is unable to establish or maintain a position as a leader in the lidar market; (iv) the risks that AEye may not be able to successfully navigate either or both of the supply chain disruptions it faces or the inflationary challenges that currently exist and which may continue for a time period that is longer than anticipated, or is more severe than contemplated; (v) the risks that AEye’s innovative, capital-light, and high margin business model will not enable AEye to achieve future growth to the extent anticipated or in the timeframe contemplated, or at all; (vi) the risks that the traction gained by AEye to date will translate into future growth, revenue, or profitability to the extent anticipated or in the timeframe contemplated, or at all; (vii) the risks that AEye will be unable to strengthen its competitive position or deliver on its key objectives in 2022 due to supply chain disruptions, economic uncertainties, or otherwise; (viii) the risks that competing technologies will improve overtime to become operationally equivalent or more cost-effective, or both, as compared to AEye’s product offering; (ix) the risks that competitors may introduce products with similar capabilities to AEye’s products and such competitive products are able to take some or all of the market share away from AEye; (x) the risks that AEye’s products will not meet the diverse range of performance and functional requirements of AEye’s target markets and customers; (xi) the risks that AEye’s products will not function as anticipated by AEye or by AEye’s target markets and customers; (xii) the risks that the size of the total available market for the use of lidar will be smaller than predicted or take longer to come to fruition than predicted; (xiii) the risk that laws and regulations are adopted impacting the use of lidar that AEye is unable to comply with, in whole or in part; (xiv) changes in competitive and regulated industries in which AEye operates, variations in operating performance across competitors, and changes in laws and regulations affecting AEye’s business; (xv) the risks that AEye is unable to adequately implement its business plans, forecasts, and other expectations, and identify and realize additional opportunities; and (xvi) the risks of downturns and a changing regulatory landscape in the highly competitive and evolving industry in which AEye operates. These risks and uncertainties may be amplified by the COVID-19 pandemic, including the Delta and Omicron variants, as well as future variants and subvariants, which has caused significant economic uncertainty. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Quarterly Report on Form 10-Q that AEye has most recently filed with the U.S. Securities and Exchange Commission, or the SEC, and other documents filed by us or that will be filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made.

Readers are cautioned not to put undue reliance on forward-looking statements; AEye assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. AEye gives no assurance that AEye will achieve any of its expectations.

AEYE, INC. Condensed Consolidated Balance Sheets (In thousands) (Unaudited)
	June 30, 2022	December 31, 2021

ASSETS
Current Assets:
Cash and cash equivalents	$4,236	$14,183
Marketable securities	121,526	149,824
Accounts receivable, net	189	4,222
Inventories, net	5,066	4,085
Prepaid and other current assets	4,151	5,051
Total current assets	135,168	177,365
Right-of-use assets	16,186	—
Property and equipment, net	6,717	5,129
Restricted cash	2,150	2,150
Other noncurrent assets	1,098	1,509
Total assets	$161,319	$186,153

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	3,836	2,542
Accrued expenses and other current liabilities	10,792	8,739
Contract liabilities	1,633	2,287
Total current liabilities	16,261	13,568
Operating lease liabilities, noncurrent	17,424	—
Deferred rent, noncurrent	—	3,032
Other noncurrent liabilities	46	786
Total liabilities	33,731	17,386
Stockholders’ Equity (Deficit):
Preferred stock	—	—
Common stock	16	16
Additional paid-in capital	332,344	320,937
Accumulated other comprehensive loss	(1,629)	(391)
Accumulated deficit	(203,143)	(151,795)
Total stockholders’ equity (deficit)	127,588	168,767
Total liabilities and stockholders’ equity (deficit)	$161,319	$186,153

AEYE, INC. Condensed Consolidated Statements of Operations (In thousands, except share and per share data) (Unaudited)
	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021

Revenue:
Prototype sales	$195	$228	$530	$461
Development contracts	511	519	1,258	615
Total revenues	706	747	1,788	1,076
Cost of revenue	1,427	454	2,909	1,071
Gross profit (loss)	(721)	293	(1,121)	5

Operating Expenses:
Research and development	10,762	5,726	19,338	11,562
Sales and marketing	5,323	1,911	9,939	3,498
General and administrative	9,827	4,750	21,157	7,760
Total operating expenses	25,912	12,387	50,434	22,820
Loss from operations	(26,633)	(12,094)	(51,555)	(22,815)

Other income (expense), net:
Change in fair value of embedded derivative liability and warrant liabilities	141	(16)	109	(119)
Gain on PPP loan forgiveness	—	2,297	—	2,297
Interest income and other	350	2	774	5
Interest expense and other	(307)	(1,264)	(650)	(1,952)
Total other income (expense), net	184	1,019	233	231
Provision for income tax expense	18	—	26	—
Net loss	$(26,467)	$(11,075)	$(51,348)	$(22,584)

Per Share Data
Net loss per common share (basic and diluted)	$(0.17)	$(0.11)	$(0.33)	$(0.22)
Weighted average common shares outstanding (basic and diluted)	157,310,419	101,458,886	156,071,676	101,398,851

AEYE, INC. Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited)
	Six Months Ended June 30,
	2022	2021

Cash flows from operating activities:
Net loss	$(51,348)	$(22,584)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	463	498
Noncash lease expense relating to operating lease right-of-use assets	654	—
Inventory write-downs, net of scrapped inventory	335	—
Change in fair value of embedded derivative liability and warrant liabilities	(109)	119
Noncash gain on PPP loan forgiveness	—	(2,297)
Stock-based compensation	11,897	4,230
Amortization of debt issuance costs	—	437
Amortization of debt discount	—	543
Amortization of premiums on marketable securities, net of change in accrued interest	826	—
Other	—	189
Changes in operating assets and liabilities:
Accounts receivable, net	4,033	18
Inventories, net	(1,316)	(1,813)
Prepaid and other current assets	900	(316)
Other noncurrent assets	411	(144)
Accounts payable	932	1,513
Accrued expenses and other current liabilities	1,354	1,953
Operating lease liabilities	(859)	—
Deferred rent	—	(297)
Contract liabilities	(1,285)	(388)
Net cash used in operating activities	(33,112)	(18,339)
Cash flows from investing activities:
Purchase of property and equipment	(1,759)	(245)
Proceeds from redemption of marketable securities	26,234	—
Net cash provided by (used in) operating activities	24,475	(245)
Cash flows from financing activities:
Proceeds from exercise of stock options	668	89
Proceeds from the issuance of convertible notes	—	8,045
Proceeds from bank loan	—	10,000
Principal payments - bank loan	—	(667)
Payment of deferred financing costs	—	(1,287)
Payment of debt issuance costs	—	(717)
Taxes paid related to the net share settlement of equity awards	(3,400)	—
Proceeds from issuance of common stock under the Common Stock Purchase Agreement	1,422	—
Net cash provided by (used in) financing activities	(1,310)	15,463
Net decrease in cash and cash equivalents and restricted cash	(9,947)	(3,121)
Cash, cash equivalents and restricted cash at beginning of period	16,333	16,497
Cash, cash equivalents and restricted cash at end of period	$6,386	$13,376

AEYE, INC. Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except share and per share data) (Unaudited)
	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
GAAP net loss	$(26,467)	$(11,075)	$(51,348)	$(22,584)
Non-GAAP adjustments:
Stock-based compensation	6,557	2,620	11,897	4,230
Expenses related to registration statement on Form S-1s	250	425	250	425
Change in fair value of embedded derivative and warrant liabilities	(141)	16	(109)	119
Stock issuance costs	28	—	28	—
Gain on PPP Loan Forgiveness	—	(2,297)	—	(2,297)
Non-GAAP net loss	$(19,773)	$(10,311)	$(39,282)	$(20,107)
Depreciation and amortization expense	255	253	463	498
Interest income and other	(350)	(2)	(774)	(5)
Interest expense and other	279	1,264	622	1,952
Provision for income tax expense	18	—	26	—
Adjusted EBITDA	$(19,571)	$(8,796)	$(38,945)	$(17,662)

GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.17)	$(0.11)	$(0.33)	$(0.22)
Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.13)	$(0.10)	$(0.25)	$(0.20)
Shares used in computing GAAP net loss per share attributable to common stockholders:
Basic and diluted	157,310,419	101,458,886	156,071,676	101,398,851
Shares used in computing Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	157,310,419	101,458,886	156,071,676	101,398,851

Contacts

Media:

Jennifer Deitsch

AEye, Inc.

jennifer@aeye.ai

925-400-4366

Andie Davis

Landis Communications Inc.

AEye@landispr.com

415-717-9133

Investors:

Clyde Montevirgen

AEye, Inc.

cmontevirgen@aeye.ai

925-400-4366

Will Stack

Lambert & Co.

AEye@lambert.com

212-971-9718